EXHIBIT 10.1


                               ESCROW AGREEMENT

        Escrow Agreement, dated as of August , 1996 by and among UNITED MORTGAGE TRUST (the "Company"), FIRST FINANCIAL UNITED INVESTMENTS, LTD. (the "Selling Group Manager") and TEXAS COMMERCE BANK National Association, as Escrow Agent (the "Escrow Agent").

                                  WITNESSETH:

        WHEREAS, the Company proposes to offer and sell to qualified investors ("Subscribers") pursuant to a registration statement on Form S-11 (File No. 33-___________) filed under the Securities Act of 1933, as amended, and the prospectus contained therein (the "Prospectus") a maximum of 2,500,000 shares of beneficial interest in the Company (the "Shares") upon the terms and conditions described in the Prospectus. Unless otherwise stated herein, defined terms are used herein as defined in the Prospectus.

        WHEREAS, under the terms of the Selling Group Manager Agreement between the Company and the Selling Group Manager, and in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, the payments to be made by Subscribers are to be deposited by the Company promptly in a segregated escrow account until the closing of the sale of the Shares subscribed for (the "Closing").

        NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

        1. Appointment of Escrow Agent. The Company and the Selling Group Manager hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent hereby accepts such appointment for the purpose of receiving and disbursing the purchase price of each Share (a "Payment") in accordance with the terms and conditions set forth herein. The purchase price of each Share shall be twenty dollars ($20.00), subject to any volume discounts as described in the Prospectus.

        2. Deposit of Funds. The Selling Group Manager will, from time to time up to the Offering Termination Date (as such term is defined below), promptly deposit such Payments as it receives from Subscribers in an escrow account (the "Escrow Account") to be established for this purpose by the Escrow Agent as soon as possible after the date hereof. Checks shall be made payable to "Texas Commerce Bank Escrow" or a reasonable approximation thereof. The Selling Group Manager shall, concurrently with the making of each such deposit, deliver to the Escrow Agent a statement setting forth the name, address and social security or taxpayer identification number of each Subscriber whose Payment is then being deposited, the amount received from each such Subscriber, any volume discounts given to that Subscriber and the number of Shares which each such Subscriber has agreed to purchase.
The Escrow Agent shall record the date of deposit of each Subscriber's funds on the date those funds are cleared and the date, payee, purpose and amount of each payment that is made from the Escrow Account and shall provide that information to the Selling Group Manager. The Selling Group Manager shall maintain a cumulative list of all Subscribers, denoting thereon the name and mailing address of each such Subscriber, the number of Shares subscribed for by each Subscriber and the amount and date of receipt by the Escrow Agent of the deposit of each such Subscriber.

        3. Investment of Escrowed Funds. After the first deposit of any Payment pursuant to section 2 hereof and until such time as all Payments being held by the Escrow Agent have been disbursed pursuant to section 4 hereof, the Escrow Agent shall, at the written direction of the Company and as soon as reasonably possible, invest such amounts as are then collected by it in investments that are approved


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by the Company and that are permissible for escrow agents under Rule 15c2-4 under the Securities Exchange Act of 1934, consisting of any of the following investments:

               (i) Bank accounts including savings accounts;

              (ii) Bank money market accounts;

             (iii) Short-term certificates of deposit issued by banks having a maturity of 9 months or less; and

              (iv) Securities issued by the United States government and having a maturity of 9 months or less, including treasury notes and obligations guaranteed by the full faith and credit of the United States government.

        The Escrow Agent shall present for redemption any investment so purchased or sell any such investment in every case upon written direction of the Company or as provided in section 4 hereof. Investments so purchased as an investment of monies in the Escrow Account shall be deemed at all times to be a part of such Escrow Account, and the interest accruing thereon shall be credited to such Escrow Account. The Escrow Agent shall make any and all investments permitted by this section through its own bond or investment department. The Escrow Agent will not be responsible for any loss suffered from any such investment of funds in the Escrow Account, except as a result of the Escrow Agent's gross negligence, bad faith, willful misconduct or fraud.

        4. Disbursement of Funds.

               (a) All sales of Shares will be conditioned upon the receipt of orders accepted by the Company on or before the date one year after the date of the Prospectus (or as such date may be lawfully extended or shortened upon written notice from the Company to the Escrow Agent) (the "Offering Termination Date") for a minimum of 125,000 Shares from a minimum of 100 investors independent of the Company and of each other ("Minimum Sales").

               (b) If the Selling Group Manager and the Company shall have determined that at least Minimum Sales have been attained and the Escrow Agent shall have confirmed that $2,500,000 (exclusive of any interest earned thereon and reduced by the aggregate amount of any volume discounts of which the Escrow Agent was notified pursuant to Section 2), the amount of the Payments representing Minimum
        Sales, are held in the Escrow Account, the Selling Group Manager and the Company shall set the initial closing date (the "Initial Closing Date") and give the Escrow Agent written confirmation of such date at least two business days in advance of the Initial Closing Date. For purposes of this Agreement, a "business day" shall mean any day that banks in the State of Texas are required by law to be open. If additional sales of Shares are made after the Escrow Agent receives such written notice, then all funds subsequently received by the Escrow Agent shall be held pending written notification to the Escrow Agent of an additional closing date. The Selling Group Manager and the Company shall set such additional closing dates (each, the "Additional Closing Date") as they shall determine to be necessary and shall give the Escrow Agent at least two business days prior written notice.

               (c) From time to time, the Company shall notify the Escrow Agent in writing of any subscription for Shares from any Subscriber that has been rejected in whole or in part by the

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        Company. The Company shall direct the Escrow Agent in writing to return such funds to the Subscriber, and the Escrow Agent shall remit to such Subscribers the amount of each such Subscriber's subscription or the portion thereof so rejected, together with the amount of interest, if any, allocated to each such Subscriber pursuant to this section 4(c). The Escrow Agent shall allocate among any Subscribers whose subscription was rejected their respective pro-rata portions of interest, calculated based on the number of days each Subscriber's cleared funds are held in escrow hereunder, without reduction for any fees and reimbursements to be paid to the Escrow Agent and shall be subject to the applicable withholding provisions of the Internal Revenue Code.

               (d) On the Initial Closing Date and each Additional Closing Date, the Escrow Agent will deliver to the Company immediately available funds in an amount equal to the Payments received by the Escrow Agent from the Selling Group Manager pursuant to section 2 with respect to Payments for Shares issued on such Closing Date, reduced by the amount of any fees and reimbursements to be paid to the Escrow Agent. The delivery of such Payments to the Company shall, upon written direction to the Escrow Agent from the Company, be accomplished by depositing such Payments in a separate bank account maintained by the Company.

               (e) Within 10 business days after the Initial Closing Date (if there is one) and each Additional Closing Date, the Escrow Agent shall, with respect to Payments forwarded to the Company for Shares issued at that Closing Date, remit to each Subscriber of Shares the amount of interest earned by each such Subscriber. The Escrow Agent shall allocate among such Subscribers their respective pro rata portion of interest earned prior to that Closing Date calculated based upon the number of days each such Subscriber's cleared funds held in escrow were invested hereunder, without reduction for any fees and reimbursements to be paid to the Escrow Agent and shall be subject to the applicable withholding provisions of the Internal Revenue Code.

               (f) If Minimum Sales are not made by the Offering Termination Date, the Escrow Agent, upon written direction from the Company, shall within 10 business days remit to the Subscribers such Payments as are held in the Escrow Account together with the interest earned, if any, without reduction for any fees or reimbursements to be paid to the Escrow Agent, subject to the applicable withholding provisions of the Internal Revenue Code, and thereupon the Escrow Account shall terminate.

        5.     Termination of Liabilities

               (a) In the event that the amounts paid by or for the accounts of named Subscribers and deposited with the Escrow Agent including interest income earned on such amounts, if any, shall have been repaid in full to such Subscribers or remitted in full by the Escrow Agent as provided in section 4 hereof, the Escrow Agent shall be relieved of all liabilities in connection with the funds deposited in or earned upon the Escrow Account with respect to such named Subscribers.

               (b) In any event, except as stated below, the obligations and liabilities of the Escrow Agent hereunder will terminate on the earliest to occur of (i) the date on which all of the funds deposited in or earned upon the Escrow Account have been released and disbursed as provided in section 4 hereof, or (ii) the effective date of the resignation of the Escrow Agent pursuant to section 7(xi) hereof; as to any funds remaining in the Escrow Account at such time the Escrow

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        Agent shall be entitled to refrain from taking any action until it has been directed otherwise in writing by the Company and the Selling
        Group Manager or by a final judgment of a court of competent jurisdiction, provided that pending receipt of such written direction or final judgment and proper disposition of such funds, the Escrow Agent shall continue to be liable for the safekeeping of any such funds.

               (c) Irrespective of the date on which the obligations and liabilities of the Escrow Agent hereunder shall be terminated, the rights of the Escrow Agent and the obligations of the other parties hereto under sections 6 and 7 hereof shall survive such terminations and the termination of this Escrow Agreement.

        6. Compensation of Escrow Agent For its services rendered under this Escrow Agreement, the Escrow Agent shall receive compensation of $1,000 plus $5.00 per Subscriber.

        In addition, the Escrow Agent shall be reimbursed for all reasonable out of pocket expenses incurred in performing its duties under the Escrow Agreement, including reasonable fees and disbursements of legal counsel provided that the Company shall have approved such fees and disbursements of counsel prior to their incurrence.

        7. Exculpation and Indemnification of Escrow Agent It is understood and agreed that the Escrow Agent shall:

               (i) within one to two business days notify the Company and the Selling Group Manager in writing of any discrepancy between the amount of any Payments set forth on any information delivered to the Escrow Agent by the Selling Group Manager and the sum or sums delivered therewith;

              (ii) be under no duty to accept information from any person other than the Company, Mortgage Trust Advisors, Inc. (on behalf of the Company) and the Selling Group Manager, and then only to the extent and in the manner provided in this Escrow Agreement;

             (iii) be protected in acting upon any written notice, opinion, request, certificate, approval, consent or other document believed by it to be genuine and to be signed by the proper party or parties;

              (iv) be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is given in accordance with the provisions of Section 8.

               (v) be indemnified and held harmless jointly and severally by the other parties hereto against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability or expense, including the expense of defending itself against any claim of liability it may sustain in carrying out the terms of this Escrow Agreement, except such claims which are occasioned by its bad faith, gross negligence, willful misconduct or fraud; provided, however, that promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing, and provided, further, that the


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        indemnitor hereunder shall be entitled, jointly or severally and at their own expense, to participate in and/or assume the defense of any such action, suit or proceeding;

              (vi) have no liability or duty to inquire into the terms and conditions of any agreements to which the Escrow Agent is not a party, its duties under this Escrow Agreement being understood to be purely ministerial in nature;

             (vii) be permitted to consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the written advice of such counsel, provided, however, that nothing contained in this subsection (vii), nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its bad faith, gross negligence, willful misconduct or fraud, all as provided in subsection
        (v) above;

             (viii) not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement, unless the same shall be in writing and signed by the parties hereto;

              (ix) if and to the extent it is uncertain as to its duties and rights hereunder, be entitled to refrain from taking any action other than to keep all property held by it in escrow until it shall be directed otherwise in writing by the Selling Group Manager and the Company, in accordance with this Agreement, or by a final judgment of a court of competent jurisdiction;

               (x) have no liability for any act or omission done pursuant to the instructions contained or expressly provided for herein, or written instructions given by the Company, the Advisor and/or the Selling Group Manager, pursuant hereto;

              (xi) have the right, at any time, to resign hereunder by giving written notice of its resignation to the Company, the Advisor and the Selling Group Manager, at their addresses set forth above at least 30 business days prior to the date specified for such resignation to take effect, in which case, upon the effective date of such resignation;

                      (A) all cash and other payments and all other property
               then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the Company and the Selling Group Manager, whereupon the Escrow Agent's obligations hereunder shall cease and terminate; and

                      (B) if no such person has been designated by such date,
               the Escrow Agent's sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company and the Selling Group Manager, or, if no such person shall have been so designated, in accordance with the directions of a final order or judgment of a court of competent jurisdiction, and the provisions of subsections (vi), (x) and (xii) of this section 7 shall remain in effect; and

             (xii) be reimbursed, as provided in section 6 hereof, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provisions of this Escrow Agreement, except any such expenses, disbursements or advances as may be attributable to its gross negligence, willful misconduct, bad faith or fraud.


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        8. Notices All requests, notices, advices or other communications hereunder shall be in writing, shall be deemed to have been given if hand delivered in a sealed envelope, sent by overnight delivery or mailed by postage prepaid registered or certified mail, return receipt requested to the addresses of the parties set forth below or sent by facsimile to the facsimile number of the parties set forth below:

        To the Escrow Agent:

           Texas Commerce Bank National Association
           600 Travis, Suite 1150
           Houston, Texas 77002
           Attention: Corporate Trust Escrow Section - Ms. JoAnne K. Gulliver Facsimile (713) 216-5476

        To the Company:

           United Mortgage Trust
           1701 N. Greenville, Suite 403
           Richardson, Texas  75081
           Attention: Ms. Christine A. Griffin
           Facsimile (214) 705-9304

        with copies to:

           Mortgage Trust Advisors, Inc.
           1701 N. Greenville, Suite 403
           Richardson, Texas  75081
           Attention: Mr. Todd F. Etter
           Facsimile (214) 231-5288

           Berry, Moorman, King & Hudson, P.C.
           600 Woodbridge
           Detroit, Michigan 48226
           Attention: Robert A. Hudson, Esq.
           Facsimile (313) 567-1001

        To the Selling Group Manager:

           First Financial United Investments, Ltd.
           16801 Greenspoint Park Drive, Suite 155
           Houston, Texas  77060
           Attention: Mr. Dan H. Hill
           Facsimile (713) 873-6504


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        9. Limited Recourse The parties hereto agree that they shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder, Trustee, officer or agent of the Company have any personal liability for the obligations of the Company under this Agreement.

        10. Miscellaneous Nothing in this Escrow Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Escrow Agreement shall be governed by,and its provisions construed in accordance with, the laws of the State of Texas applicable to contracts made and to be wholly performed within such state and may be modified only in a writing signed by each of the parties hereto. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                 TEXAS COMMERCE BANK NATIONAL
                                  ASSOCIATION



                                  By:-------------------------------------
                                     -------------------------------------
                                  Its:------------------------------------


                                           UNITED MORTGAGE TRUST



                                  By:-------------------------------------
                                     Christine A. Griffin, President



                                 FIRST FINANCIAL UNITED
                                 INVESTMENTS, LTD.


                                  By: H&H Services, Inc., General Partner

                                  By:-------------------------------------
                                     Dan H. Hill, President


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